Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

For more information, contact:

Liz Bauer, Senior Vice President

(303) 804-4065

E-mail: liz_bauer@csgsystems.com

CSG SYSTEMS INTERNATIONAL, INC. REPORTS

FIRST QUARTER 2003 RESULTS

Revenues of $141.9 Million;

Reported Earnings at $0.17 Per Diluted Share

ENGLEWOOD, COLO. (April 29, 2003) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer care and billing solutions, today reported results for the quarter ended March 31, 2003.

First Quarter 2003 Highlights:

•	Revenues grew 9 percent to $141.9 million, reflecting a full quarter of operations for the acquired Kenan Business in 2003 compared to only one month in 2002.

•	Net income was $8.8 million, or $0.17 per diluted share.

•	Adjusted net income was $10.7 million, or $0.21 per diluted share.

•	Cash flows from operations were $22.2 million.

•	CSG signed a number of key contracts during the quarter, including:

•	A 10-year outsourcing agreement servicing a large number of Time Warner Cable’s divisions;

•	An expanded contract for CSG Data Mediation with Telemar, Brazil’s largest telecommunications operator;

•	A capacity upgrade for Kenan/BP with Vodafone Espana/Airtel;

•	Professional services engagements with several providers, including Telecom Italia for their residential wireline services and eBay, the world’s online marketplace.

•	CSG was awarded “Company of the Year” and Neal Hansen was awarded “CEO of the Year” by Frost & Sullivan.

“While we are disappointed with our performance this quarter, it is important to note that we made substantial progress in several key areas. We continue to solidify our relationships in our Broadband Division through long-term renewals. We continue to expand our relationships with our Global Software Services customers. And we continue to generate strong cash, contributing to a healthy balance sheet. However, in tough economic times, we must execute flawlessly. We did not do that this quarter, resulting in us not achieving all of our financial objectives for the quarter. We have taken a hard look at our organization and put processes in place to help us to focus our attention on flawless execution.”

Neal Hansen, Chairman and Chief Executive Officer

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CSG Systems International, Inc.

April 29, 2003

Summary Results of Operations Information (unaudited)

(in thousands, except per share amounts and percentages):

	Three Months Ended March 31,
	2003	2002	Percent Change
Total revenues	$141,932	$130,375	9%
Operating income	17,971	12,699	42%
Net income	8,803	2,463	257%
Net income per diluted share	0.17	0.05	240%
Adjusted results of operations (1):
Adjusted operating income	21,130	36,491	(42%)
Adjusted net income	10,686	20,808	(49%)
Adjusted net income per diluted share	0.21	0.39	(46%)

(1)	Adjusted results of operations for 2003 exclude restructuring charges, and for 2002 exclude Kenan Business acquisition-related expenses (as more fully discussed under Adjusted Results of Operations on page 3).

First Quarter 2003 Results

Revenues grew 9 percent to $141.9 million in the current quarter compared to the first quarter of 2002, primarily as a result of CSG’s acquisition of the Kenan Business from Lucent Technologies on February 28, 2002. When comparing between years, 2002 results include only one month of results from this acquisition, while the first quarter of 2003 reflects a full three months of results.

Processing revenues for the first quarter of 2003 were $91.2 million, and were basically flat compared to the same period last year. Software licenses revenues decreased 55 percent year-over-year to $10.2 million. Compared to the first quarter last year, software maintenance revenues increased 83 percent to $22.4 million. Professional services generated $18.2 million of revenue in the quarter, a 285 percent increase when compared to the same period last year.

Net income presented under generally accepted accounting principles (“GAAP”), which is commonly referred to as “Reported Earnings”, was $8.8 million, or $0.17 per diluted share, an increase of $6.3 million, or $0.12 per diluted share, over the first quarter of 2002. The increase between periods relates primarily to approximately $23.8 million of Kenan Business acquisition-related expenses incurred in the first quarter of 2002, with no comparable amounts in the first quarter of 2003, partially offset by lower earnings from core operations in 2003 when compared to 2002. Adjusted net income (as discussed below) for the first quarter of 2003 was $10.7 million, or $0.21 per diluted share, a decrease of $10.1 million, or $0.18 per diluted share, when compared to Adjusted net income for the first quarter of 2002. The decrease in Adjusted net income between periods relates primarily to lower earnings from core operations in 2003 when compared to 2002.

CSG Systems International, Inc.

April 29, 2003

Adjusted Results of Operations

To provide for an additional comparison of CSG’s current results of operations with past and future periods, CSG has adjusted out from Reported Earnings the impact of the 2003 restructuring charges and the 2002 Kenan Business acquisition-related expenses (“Adjusted Earnings”). CSG believes that Adjusted Earnings disclosures enhance the understanding of CSG’s “core” operating performance by providing comparative results that exclude certain items that are not indicative of normal, recurring operating trends. Management reviews both Reported Earnings and Adjusted Earnings financial measures in evaluating CSG’s performance, and certain of CSG’s internal financial management targets are established using Adjusted Earnings. Adjusted Earnings are non-GAAP financial measures and should be viewed in addition to, and not in lieu of, CSG’s Reported Earnings. A reconciliation of CSG’s Reported Earnings to Adjusted Earnings is as follows (in thousands, except per share amounts):

	Three Months Ended March 31, 2003
	Reported Earnings	Impact of Restructuring Charges	Adjusted Earnings
Total revenues	$141,932	$—	$141,932
Total operating expenses	123,961	(3,159)	120,802

Operating income	17,971	3,159	21,130
Net interest and other	(3,200)	—	(3,200)

Income before income taxes	14,771	3,159	17,930
Income tax provision	(5,968)	(1,276)	(7,244)

Net income	$8,803	$1,883	$10,686

Weighted average diluted common shares	51,494	51,494	51,494

Net income per diluted share	$0.17	$0.04	$0.21

	Three Months Ended March 31, 2002
	Reported Earnings	Impact of Acquisition-Related Expenses	Adjusted Earnings
Total revenues	$130,375	$—	$130,375
Total operating expenses	117,676	(23,792)	93,884

Operating income	12,699	23,792	36,491
Net interest and other	(982)	—	(982)

Income before income taxes	11,717	23,792	35,509
Income tax provision	(9,254)	(5,447)	(14,701)

Net income	$2,463	$18,345	$20,808

Weighted average diluted common shares	53,450	53,450	53,450

Net income per diluted share	$0.05	$0.34	$0.39

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CSG Systems International, Inc.

April 29, 2003

Divisional Results

CSG is organized into two divisions: the Broadband Services Division and the Global Software Services Division. CSG excludes the restructuring charges and Kenan Business acquisition-related expenses in the determination of segment operating results. The results of operations for the divisions were as follows (in thousands, except percentages):

	Three Months Ended March 31, 2003
	Broadband Services Division	GSS Division	Corporate	Total
Processing revenues	$90,449	$727	$—	$91,176
Software revenues	1,669	8,495	—	10,164
Maintenance revenues	5,029	17,374	—	22,403
Professional services revenues	370	17,819	—	18,189

Total revenues	97,517	44,415	—	141,932
Segment operating expenses	51,598	51,391	17,813	120,802

Contribution margin (loss)	$45,919	$(6,976)	$(17,813)	$21,130

Contribution margin (loss) percentage	47.1%	(15.7%)	N/A	14.9%

	Three Months Ended March 31, 2002
	Broadband Services Division	GSS Division	Corporate	Total
Processing revenues	$90,812	$122	$—	$90,934
Software revenues	7,078	15,422	—	22,500
Maintenance revenues	4,762	7,457	—	12,219
Professional services revenues	1,097	3,625	—	4,722

Total revenues	103,749	26,626	—	130,375
Segment operating expenses	50,019	33,942	9,923	93,884

Contribution margin (loss)	$53,730	$(7,316)	$(9,923)	$36,491

Contribution margin (loss) percentage	51.8%	(27.5%)	N/A	28.0%

Broadband Services Division

The Broadband Services Division continued its strong record of renewal of client contracts with the renewal of Time Warner Cable for an additional 10 years. Previously, Time Warner Cable operated in a totally decentralized manner and CSG had contracts with numerous divisions ranging in length from 3 – 7 years. Under the new agreement, 11 divisions, plus one additional division, will be handled under one corporate agreement that now runs through 2012. CSG currently serves 4 out of the top 5 largest Time Warner Cable divisions.

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CSG Systems International, Inc.

April 29, 2003

Total domestic customer accounts processed on CSG’s system were as follows (in thousands, except percentages):

	As of March 31,
	2003	2002	Percent Change
Video	41,418	39,966	4%
Internet	5,135	3,986	29%
Telephony	78	133	(41%)

Total	46,631	44,085	6%

Global Software Services Division

The GSS Division signed several new and expanded contracts, including: a professional services engagement with Telecom Italia for their residential wireline services; a capacity upgrade for Kenan/BP with Vodafone Espana/Airtel for their convergent services; a professional services engagement with eBay, for the implementation of their new billing system; and an operations support engagement with Bharti Airtel to help develop a world class billing operations organization.

Financial Condition

As of March 31, 2003, CSG had cash and short-term investments of $114.4 million, compared to $95.4 million as of December 31, 2002. During the current quarter, CSG made a $1.1 million scheduled principal payment, reducing CSG’s long-term debt balance from $270 million as of December 31, 2002 to $268.9 million as of March 31, 2003. Total scheduled principal payments for the remainder of 2003 are approximately $15.3 million.

Cash flows from operations for the quarter ended March 31, 2003 were $22.2 million, compared to $26.2 million for the same period in 2002, a decrease of $4.0 million. Cash flows from operations for the quarter ended December 31, 2002 were $47.5 million, a decrease of $25.3 million sequentially between quarters. This sequential decrease relates primarily to the timing of accounts receivable collections between the third and fourth quarters of 2002.

During the first quarter of 2003, CSG did not repurchase any of its common stock. As of March 31, 2003, the total shares repurchased under CSG’s stock repurchase program since its inception in August 1999 totaled 6.3 million shares, at a total repurchase price of $199.7 million (weighted-average price of $31.51 per share). At March 31, 2003, the total remaining number of shares authorized for repurchase under the program totaled 3.7 million shares.

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CSG Systems International, Inc.

April 29, 2003

Comcast Business Relationship

CSG’s contract with AT&T Broadband (now Comcast) represented approximately 27 percent CSG’s total revenues for the current quarter. CSG and Comcast are currently in litigation. See CSG’s 2002 Annual Report on Form 10-K dated March 28, 2003 for discussions regarding CSG’s business relationship with Comcast.

Financial Outlook

“For the second quarter, we are expecting revenues of between 138 million and 146 million dollars,” Peter Kalan, chief executive officer, said. “Based on these targeted revenues and expenses, we anticipate that earnings per diluted share for the second quarter will be between 20 cents and 24 cents, exclusive of any restructuring costs that may incur in the quarter.”

Conference Call

CSG will host a one-hour conference call on Tuesday, April 29, at 5 p.m. EDT, to discuss CSG’s first quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com.

Additional Information

•	For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information, including financial measures (including certain non-GAAP financial measures), metrics and calculations can be found in the financial tab in the Investor Relations section.

About CSG Systems International

Headquartered in Englewood, Colorado, CSG Systems International (NASDAQ: CSGS) and its wholly-owned subsidiaries serve more than 265 service providers in more than 40 countries. CSG is a leader in next-generation billing and customer care solutions for the cable television, direct broadcast satellite, advanced IP services, next generation mobile, and fixed wireline markets. CSG’s unique combination of proven and future-ready solutions, delivered in both outsourced and licensed formats, empowers its clients to deliver unparalleled customer service, improve operational efficiencies and rapidly bring new revenue-generating products to market. CSG is an S&P Midcap 400 company. For more information, visit our Web site at www.csgsystems.com.

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that is based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to, CSG’s ability to continue to perform satisfactorily under the terms of its contract with Comcast, which is set to expire in 2012, as well as the level of cooperation between CSG and Comcast on the opportunities and obligations presented by the contract. As the Company has disclosed previously, CSG is currently in a dispute with Comcast concerning the contract between the companies. Should Comcast be successful in its claims, or in terminating the contract in whole or in part, it would have a material impact on the financial condition of CSG and its overall future operations. Additional risk factors include: 1) the continued acceptance of CSG CCS/BP, CSG Kenan/BP and their related products and services; 2) CSG’s ability to enhance current products and develop new technology that will retain existing clients and capture new market share; 3) significant forays into new markets, which may prove costly and unprofitable; 4) the degree to which CSG’s expectations of market penetration and consumer acceptance of broadband, wireline and wireless services prove true — and even if realized, CSG’s ability to meet the billing and customer care needs of that market; 5) client consolidation, which has decreased the number of potential buyers for many of CSG’s products and services; 6) CSG’s ability to expand and effectively operate its business internationally; 7) CSG’s ability to renew software maintenance contracts and

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CSG Systems International, Inc.

April 29, 2003

sell additional software products and services to existing and new clients, both domestically and internationally; 8) CSG’s ability to successfully deliver on lengthy and/or complex implementation projects, which by their nature, carry much more risk; 9) CSG’s ability to properly manage its international operations, which are much more complex and carry higher collections risk; and 10) the depth and the duration of the current depressed state of the worldwide telecommunications industry and CSG’s ability to manage its expenses and investments during this downturn. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

FINANCIAL STATEMENTS TO FOLLOW

CSG Systems International, Inc.

April 29, 2003

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2003	December 31, 2002
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$113,332	$94,424
Short-term investments	1,019	1,013

Total cash, cash equivalents and short-term investments	114,351	95,437
Trade accounts receivable-
Billed, net of allowance of $12,609 and $12,079	169,964	160,417
Unbilled and other	25,555	28,856
Purchased Kenan Business accounts receivable	—	603
Deferred income taxes	9,334	8,355
Other current assets	10,647	10,568

Total current assets	329,851	304,236
Property and equipment, net of depreciation of $77,601 and $74,023	44,054	46,442
Software, net of amortization of $51,984 and $48,582	47,266	50,478
Goodwill, net	214,799	220,065
Client contracts and related intangibles, net of amortization of $45,549 and $42,954	61,707	63,805
Deferred income taxes	36,217	37,163
Other assets	8,632	9,128

Total assets	$742,526	$731,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$20,393	$16,370
Client deposits	16,836	16,350
Trade accounts payable	22,384	24,810
Accrued employee compensation	14,637	26,707
Deferred revenue	59,892	45,411
Accrued income taxes	32,049	30,469
Other current liabilities	26,531	24,337

Total current liabilities	192,722	184,454

Non-current liabilities:
Long-term debt, net of current maturities	248,532	253,630
Deferred revenue	2,044	2,090
Other non-current liabilities	8,702	9,038

Total non-current liabilities	259,278	264,758

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 52,262,017 shares and 51,726,528 shares outstanding	578	577
Additional paid-in capital	255,926	255,452
Deferred employee compensation	(9,276)	(3,904)
Accumulated other comprehensive income (loss):
Unrealized gain (loss) on short-term investments, net of tax	1	(6)
Cumulative translation adjustments	(984)	1,060
Treasury stock, at cost, 5,499,796 shares and 5,979,796 shares	(171,111)	(186,045)
Accumulated earnings	215,392	214,971

Total stockholders’ equity	290,526	282,105

Total liabilities and stockholders’ equity	$742,526	$731,317

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CSG Systems International, Inc.

April 29, 2003

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2003	March 31, 2002
	(unaudited)	(unaudited)
Revenues:
Processing and related services	$91,176	$90,934
Software	10,164	22,500
Maintenance	22,403	12,219
Professional services	18,189	4,722

Total revenues	141,932	130,375

Cost of revenues:
Cost of processing and related services	34,115	35,060
Cost of software and maintenance	18,309	5,308
Cost of professional services	18,552	11,049

Total cost of revenues	70,976	51,417

Gross margin (exclusive of depreciation)	70,956	78,958

Operating expenses:
Research and development	15,495	17,086
Selling, general and administrative	29,732	21,193
Depreciation	4,599	4,188
Restructuring charges	3,159	—
Kenan Business acquisition-related expenses	—	23,792

Total operating expenses	52,985	66,259

Operating income	17,971	12,699

Other income (expense):
Interest expense	(3,874)	(1,911)
Interest and investment income, net	288	842
Other	386	87

Total other	(3,200)	(982)

Income before income taxes	14,771	11,717
Income tax provision	(5,968)	(9,254)

Net income	$8,803	$2,463

Basic net income per common share:
Net income available to common stockholders	$0.17	$0.05

Weighted average common shares	51,306	52,679

Diluted net income per common share:
Net income available to common stockholders	$0.17	$0.05

Weighted average common shares	51,494	53,450

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CSG Systems International, Inc.

April 29, 2003

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended
	March 31, 2003	March 31, 2002
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$8,803	$2,463
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation	4,599	4,188
Amortization	6,591	3,179
Charge for in-process purchased research and development	—	19,300
Restructuring charge for abandonment of facilities	683	—
Amortization of reserve for abandonment of facilities	(1,663)	—
(Gain) loss on short-term investments	—	(49)
Deferred income taxes	(45)	(2,304)
Tax benefit of stock options exercised	2	—
Stock-based employee compensation	1,180	—
Impairment of intangible assets	—	1,906
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	(6,125)	(18,423)
Other current and noncurrent assets	(97)	410
Accounts payable, accrued liabilities, and deferred revenues	8,294	15,483

Net cash provided by operating activities	22,222	26,153

Cash flows from investing activities:
Purchases of property and equipment	(2,262)	(3,071)
Purchases of short-term investments	(6)	—
Proceeds from sale of short-term investments	—	53,381
Acquisition of businesses and assets, net of cash acquired	(835)	(266,681)
Investment in client contracts	(290)	(1,612)

Net cash used in investing activities	(3,393)	(217,983)

Cash flows from financing activities:
Proceeds from issuance of common stock	473	1,321
Repurchase of common stock	—	(1,633)
Proceeds from long-term debt	—	300,000
Payments on long-term debt	(1,075)	(61,500)
Payments of deferred financing costs	(87)	(8,365)

Net cash provided by (used in) financing activities	(689)	229,823

Effect of exchange rate fluctuations on cash	768	77

Net increase (decrease) in cash and cash equivalents	18,908	38,070
Cash and cash equivalents, beginning of period	94,424	30,165

Cash and cash equivalents, end of period	$113,332	$68,235

Supplemental disclosures of cash flow information:
Cash paid during the period for—
Interest	$3,100	$1,439
Income taxes	$3,633	$2,794